Exhibit 99

CACI Reports Results for Its Fiscal 2013 Fourth Quarter and Full Year

Revenue and net income meet expectations

Operating cash flow of $106.9 million in the quarter and $249.3 million for the year

Reiterates Fiscal Year 2014 guidance

ARLINGTON, Va.--(BUSINESS WIRE)--August 14, 2013--CACI International Inc (NYSE: CACI), a leading information solutions and services provider to the federal government, announced results today for its fourth fiscal quarter and full fiscal year ended June 30, 2013:

  Revenue of $912.9 million for the fourth quarter and $3.68 billion for the year
  Operating income of $67.9 million for the fourth quarter and $270.8 million for the year
  Net income attributable to CACI of $37.9 million for the fourth quarter and $151.7 million for the year
  Diluted earnings per share of $1.56 for the fourth quarter and $6.35 for the year

CEO Commentary and Outlook

Ken Asbury, CACI’s President and CEO, said, “Our fourth quarter results were in line with our guidance expectations and reflect our ability to adapt to an uncertain market. We grew revenue in our high-growth market areas of Business Systems, Cyberspace, Healthcare, and Integrated Security Solutions, and received half of our awards in the quarter from those same areas. In addition, we reduced our cost structure, which will drive efficiencies and preserve our margins. These actions position us to continue to be successful in meeting our customers’ high-priority mission requirements in an ongoing, sequestered environment.

“Since the beginning of our new fiscal year, we are encouraged that we have won a number of significant new business and recompete awards. In addition, we have strengthened our business development organization with the addition of two key executives. We will continue to execute our strategy that is focused on winning business in support of the government’s high-priority missions, delivering operational excellence to our customers, and making acquisitions that bring us new customers and new capabilities. All of this gives us the confidence to reiterate our FY14 guidance.”

Fourth Quarter Comparisons

When analyzing our performance, we believe better insight and a more meaningful comparison of our Fiscal Year 2013 (FY13) results with those of Fiscal Year 2012 (FY12) can be made by adjusting for three material one-time items that positively impacted our results last year. The one-time item that impacted our fourth quarter FY12 results, which we discussed when we released both our fourth quarter FY12 results and our FY13 annual guidance, is greater-than-expected profitability on a large fixed-price contract that generated $0.1 million in additional net income in the fourth quarter of FY12 and $7.1 million during the full year of FY12.

Results for the fourth quarter of FY13 compared with results for the fourth quarter of FY12, excluding the item described above, are shown below:

		Q4, FY12
		As Adjusted
(in millions except per share data)	Q4, FY13	(see page 13)	% Change
Revenue	$912.9	$948.9	-3.8%
Operating income	$67.9	$76.5	-11.2%
Net income attributable to CACI	$37.9	$43.3	-12.3%
Diluted earnings per share	$1.56	$1.59	-1.8%

Revenue decreased 3.8 percent from revenue for the fourth quarter of FY12. Our 4.3 percent increase in direct labor was offset by a reduction of material purchases and subcontract labor. Operating income in the fourth quarter of FY13 was negatively impacted by $7 million in one-time severance and facilities-related expenses. Net income attributable to CACI in the fourth quarter of FY13 was $37.9 million, or $1.56 diluted earnings per share, a decrease of 12.3 percent over adjusted net income attributable to CACI of $43.3 million, or $1.59 adjusted diluted earnings per share, for the same period in FY12. Net cash provided by operations in the quarter was $106.9 million. (See Reconciliation of Revenue, Operating Income, Net Income, and Diluted Earnings Per Share to Adjusted Amounts on page 13.)

For a comparison of our FY13 results to FY12 results reported in accordance with generally accepted accounting principles (GAAP), see the income statement on page 7 of this release.

Additional Financial Metrics

		Q4 , FY12
	Q4, FY13	As Adjusted	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$81.9	$90.9	-9.9%
Diluted adjusted earnings per share, a non-GAAP measure	$2.06	$2.08	-1.0%
Days sales outstanding	58	58

Fourth Quarter Awards and Contract Funding Orders

During the fourth quarter, we received awards in all ten of our markets with approximately one-half of those in our high-growth markets of Business Systems, Cyberspace, Healthcare and Integrated Security Solutions. Our contract awards were $561 million in the quarter. Approximately two-thirds of our awards in the quarter were either contract modifications or recompete wins, which assures us that we continue to serve critical missions of our customers. FY13 awards totaled $3.4 billion, led by Business Systems, C4ISR, and Intelligence. This amount also includes more than $425 million in contracts with federal government clients in the Intelligence Community.

Contract funding orders in the fourth quarter were $722 million and $3.42 billion for FY13. Our total backlog at June 30, 2013 was $6.9 billion. Funded backlog at June 30, 2013 was $1.7 billion.

We continued to expand our inventory of indefinite delivery, indefinite quantity (IDIQ) contract vehicles during the quarter by being awarded prime positions on new multiple and single award contracts, resulting in a combined total of over 160 of these vehicles. IDIQ contract vehicles support our growth plans across our ten markets and provide us the flexibility to deliver on our customers’ mission-critical requirements. Awards during the quarter included:

  A $45 million, two-year award to provide a wide range of business IT and command and control solutions to support the U.S. Navy’s SPAWAR Space and Warfare Systems Center Atlantic (SSC Atlantic). This ongoing work expands our presence in the Business System Solutions and Logistics and Material Readiness market areas.
  A $26.7 million, five-year award to provide a wide array of training and logistics support for a customer in our Integrated Security Solutions market area. This new work grows our business in that area.

IDIQ awards during the quarter included:

  An $899 million, five-year multiple award to provide Business and Force support services to the SSC Atlantic Business Portfolio. This new work is one of three “Pillar” contracts that we have been awarded, and supports the entire spectrum of non-inherently governmental solutions and services associated with the SSC Atlantic Business Portfolios. It further expands our presence in the C4ISR, Business Systems, Cyber, and Enterprise IT market areas.
  An $899 million, five-year multiple award to provide Decision Support services for the SSC Atlantic Business Portfolio. This new work, another of the three “Pillar” contracts from SSC Atlantic that we have been awarded, further expands our command and control presence, a part of our C4ISR market, as well as our presence in the Business Systems, Cyber, and Enterprise IT market areas.

Fourth Quarter Highlights

  Michael A. Daniels and William L. Jews and were appointed to CACI’s Board of Directors. Mr. Daniels brings more than 25 years of experience in global information solutions and services, with a strong track record in building and growing profitable organizations. Mr. Jews is a senior business and healthcare executive whose over 25 years of experience includes leading organizational growth and completing successful mergers and acquisitions.
  Larry Clifton was named Executive Vice President and Chief Human Resources Officer. A company veteran and human capital innovator, Mr. Clifton provides strategic direction for our human capital functions, with an emphasis on employee and leadership development and talent management.
  CACI was identified by the General Services Administration as one of five recommended vendors to provide enterprise-wide Mobile Device Management and Mobile Application Management services to federal government agencies. This identification positions CACI to help agencies develop and securely manage mobile devices and applications, and positions us to expand our business in our C4ISR market area.

Fourth Quarter Recognition

  CACI was ranked 12th on Washington Technology’s list of Top 100 Federal Prime Contractors (up from 14th last year). Our continued placement among the industry’s leaders reflects CACI’s sustained ability to compete at the highest levels despite challenging economic conditions in our sector.

Comparison of Twelve Months Results

As noted on page 1 of this release, we believe better insight and a more meaningful comparison of our FY13 results with those of FY12 can be made by adjusting for three material one-time items that positively impacted our results last year. These items, which we discussed when we released both our full year FY12 results and our FY13 annual guidance, are:

  A large commercial product sale that generated $12.0 million of revenue and $6.1 million of net income in the first quarter of FY12
  Greater-than-expected profitability on a large fixed-price contract that generated $7.1 million of net income during the full year of FY12
  A $0.4 million increase in net income in the first quarter of FY12 associated with a reduction in the fair value of contingent consideration related to a prior year acquisition

Results for FY13 compared with results for FY12, excluding the items described above, are shown below:

		Twelve Months,
	Twelve	FY12
	Months,	As Adjusted
(in millions except per share data)	FY13	(see page 13)	% Change
Revenue	$3,682.0	$3,762.4	-2.1%
Operating income	$270.8	$277.5	-2.4%
Net income attributable to CACI	$151.7	$153.9	-1.4%
Diluted earnings per share	$6.35	$5.47	16.0%

Revenue decreased 2.1 percent from adjusted revenue for FY12 primarily due to increases in direct labor being offset by a reduction of material purchases tied to the draw down in Afghanistan as well as sequestration-related reductions in other material purchases. Operating income in the second half of FY13 was negatively impacted by $10 million in one-time severance and facilities-related expenses. Net income attributable to CACI for FY13 was $151.7 million, or $6.35 diluted earnings per share, a decrease of 1.4 percent from adjusted net income attributable to CACI of $153.9 million, or $5.47 adjusted diluted earnings per share, for FY12. Net cash provided by operations in FY13 was $249.3 million. (See Reconciliation of Revenue, Operating Income, Net Income, and Diluted Earnings Per Share to Adjusted Amounts on page 13.)

For a comparison of our FY13 results to FY12 results reported in accordance with GAAP, see the income statement on page 7 of this release.

Additional Financial Metrics

		Twelve
	Twelve	Months,
	Months,	FY12 As
	FY13	Adjusted	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$326.6	$334.4	-2.3%
Diluted adjusted earnings per share, a non-GAAP measure	$8.33	$7.33	13.7%

Subsequent Events since July 1, 2013

  Donald Fulop was appointed Executive Vice President for Business Development, reporting directly to President and CEO Ken Asbury. This strategic new hire supports our aggressive business development strategy and brings an experienced industry veteran to our leadership team.
  Suzan Zimmerman was appointed Senior Vice President, Strategic Campaigns, reporting directly to President and CEO Ken Asbury. Ms. Zimmerman will lead CACI’s focus on evaluating, bidding, and capturing large market opportunities and brings a proven track record of significant success in this area.
  Dr. Anthony Hess was appointed Senior Vice President of our Healthcare Solutions Group. The strategic new hire of this health solutions innovator reflects our continued focus on our high-growth market of Healthcare and the expansion of our capabilities in that market area.

CACI Reiterates Its FY14 Guidance

We are reiterating the FY14 guidance we issued on June 26, 2013. We expect that operating cash flow for the year will be approximately $225 million. The guidance does not include the impact of future acquisitions. The table below summarizes our FY14 guidance ranges and represents our views as of August 14, 2013:

(In millions except for tax rate and earnings per share)	FY 2014 Guidance
Revenue	$3,500 - $3,700
Net income attributable to CACI	$142 - $152
Effective corporate tax rate	39%
Diluted earnings per share	$5.70 - $6.10
Diluted weighted average shares	24.9

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, August 15, 2013 during which members of our senior management team will be making a brief presentation focusing on fourth quarter and full year results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 877-303-9143 and enter the confirmation code 18383571. A replay of the call will also be available over the Internet beginning at 1:00 PM Eastern Time Thursday, August 15, 2013 and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian clients. A member of the Fortune 1000 Largest Companies and the Russell 2000 Index, CACI provides dynamic careers for approximately 14,900 employees working in over 120 offices worldwide. Visit www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and globally (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, changes in budgetary priorities or in the event of a priority need for funds, such as homeland security or the war on terrorism; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Financial

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Revenue	$912,931	$948,873	-3.8%	$3,681,990	$3,774,473	-2.5%
Costs of revenue
Direct costs	627,195	651,991	-3.8%	2,535,606	2,598,890	-2.4%
Indirect costs and selling expenses	204,090	206,106	-1.0%	821,465	819,772	0.2%
Depreciation and amortization	13,744	14,068	-2.3%	54,078	55,962	-3.4%
Total costs of revenue	845,029	872,165	-3.1%	3,411,149	3,474,624	-1.8%
Operating income	67,902	76,708	-11.5%	270,841	299,849	-9.7%
Interest expense and other, net	6,510	5,788	12.5%	25,818	24,101	7.1%
Income before income taxes	61,392	70,920	-13.4%	245,023	275,748	-11.1%
Income taxes	23,173	27,233	-14.9%	92,347	107,537	-14.1%
Net income before noncontrolling interest in earnings of joint venture	38,219	43,687	-12.5%	152,676	168,211	-9.2%
Noncontrolling interest in earnings of joint venture	(281)	(290)	-3.1%	(987)	(757)	30.4%
Net income attributable to CACI	$37,938	$43,397	-12.6%	$151,689	$167,454	-9.4%

Basic earnings per share	$1.64	$1.64	-0.2%	$6.59	$6.18	6.6%
Diluted earnings per share	$1.56	$1.59	-2.0%	$6.35	$5.96	6.6%

Weighted average shares used in per share computations:
Basic	23,136	26,407		23,010	27,077
Diluted	24,318	27,247		23,885	28,111

Statement of Operations Data (Unaudited)
	Quarter Ended			Twelve Months Ended
	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Operating income margin	7.4%	8.1%		7.4%	7.9%
Tax rate	37.9%	38.6%		37.8%	39.1%
Net income margin	4.2%	4.6%		4.1%	4.4%

Adjusted EBITDA*	$81,856	$90,881	-9.9%	$326,567	$334,397	-2.3%
Adjusted EBITDA Margin	9.0%	9.6%		8.9%	8.9%

Adjusted net income*	$50,088	$56,663	-11.6%	$198,968	$205,919	-3.4%
Diluted adjusted earnings per share	$2.06	$2.08	-1.0%	$8.33	$7.33	13.7%

* See Reconciliation of Net Income to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 12.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	6/30/2013	6/30/2012
ASSETS:
Current assets
Cash and cash equivalents	$64,337	$15,740
Accounts receivable, net	614,616	628,842
Prepaid expenses and other current assets	49,022	41,210
Total current assets	727,975	685,792

Goodwill and intangible assets, net	1,581,153	1,521,769
Property and equipment, net	65,510	67,449
Other long-term assets	126,627	113,212
Total assets	$2,501,265	$2,388,222

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$295,517	$7,500
Accounts payable	133,073	149,549
Accrued compensation and benefits	166,538	180,871
Other accrued expenses and current liabilities	147,366	147,009
Total current liabilities	742,494	484,929

Long-term debt, net of current portion	300,790	527,307
Other long-term liabilities	250,409	211,541
Total liabilities	1,293,693	1,223,777

Shareholders' equity	1,207,572	1,164,445
Total liabilities and shareholders' equity	$2,501,265	$2,388,222

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Twelve Months Ended
	6/30/2013	6/30/2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including portion attributable to noncontrolling interest in earnings of joint venture	$152,676	$168,211
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	54,078	55,962
Non-cash interest expense	12,868	12,024
Amortization of deferred financing costs	2,073	2,237
Stock-based compensation expense	8,832	15,499
Provision for deferred income taxes	31,102	10,653
Distribution of earnings from unconsolidated joint ventures	5,627	-
Undistributed earnings of unconsolidated joint ventures	(2,620)	(1,728)
Other	-	1,322
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	32,265	(33,919)
Prepaid expenses and other current assets	(11,739)	(11,064)
Accounts payable and accrued expenses	(8,611)	39,001
Accrued compensation and benefits	(23,744)	3
Income taxes receivable and payable	(17,188)	930
Other liabilities	13,712	12,092
Net cash provided by operating activities	249,331	271,223

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(15,439)	(18,284)
Purchases of businesses, net of cash acquired	(107,021)	(185,926)
Investment in unconsolidated joint ventures	(838)	-
Other	(4,119)	(158)
Net cash used in investing activities	(127,417)	(204,368)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds under credit facilities	46,888	116,251
Payment of contingent consideration	(3,187)	(21,611)
Proceeds from employee stock purchase plans	4,505	4,095
Proceeds from exercise of stock options	13,050	7,466
Repurchases of common stock	(127,529)	(316,563)
Payment of taxes for equity transactions	(7,605)	(4,535)
Other	853	(584)
Net cash used in financing activities	(73,025)	(215,481)
Effect of exchange rate changes on cash and cash equivalents	(292)	(451)
Net increase (decrease) in cash and cash equivalents	48,597	(149,077)
Cash and cash equivalents, beginning of period	15,740	164,817
Cash and cash equivalents, end of period	$64,337	$15,740

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2013		6/30/2012		$ Change	% Change
Department of Defense	$658,443	72.1%	$724,008	76.3%	$(65,565)	-9.1%
Federal Civilian Agencies	204,436	22.4%	168,528	17.8%	35,908	21.3%
Commercial	45,834	5.0%	52,468	5.5%	(6,634)	-12.6%
State and Local Governments	4,218	0.5%	3,869	0.4%	349	9.0%
Total	$912,931	100.0%	$948,873	100.0%	$(35,942)	-3.8%

	Twelve Months Ended
(dollars in thousands)	6/30/2013		6/30/2012		$ Change	% Change
Department of Defense	$2,735,102	74.3%	$2,944,924	78.0%	$(209,822)	-7.1%
Federal Civilian Agencies	741,053	20.1%	620,870	16.5%	120,183	19.4%
Commercial	190,142	5.2%	193,840	5.1%	(3,698)	-1.9%
State and Local Governments	15,693	0.4%	14,839	0.4%	854	5.8%
Total	$3,681,990	100.0%	$3,774,473	100.0%	$(92,483)	-2.5%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2013		6/30/2012		$ Change	% Change
Cost reimbursable	$456,398	50.0%	$435,441	45.9%	$20,957	4.8%
Fixed price	260,055	28.5%	274,179	28.9%	(14,124)	-5.2%
Time and materials	196,478	21.5%	239,253	25.2%	(42,775)	-17.9%
Total	$912,931	100.0%	$948,873	100.0%	$(35,942)	-3.8%

	Twelve Months Ended
(dollars in thousands)	6/30/2013		6/30/2012		$ Change	% Change
Cost reimbursable	$1,783,430	48.4%	$1,659,764	44.0%	$123,666	7.5%
Fixed price	1,034,016	28.1%	1,057,663	28.0%	(23,647)	-2.2%
Time and materials	864,544	23.5%	1,057,046	28.0%	(192,502)	-18.2%
Total	$3,681,990	100.0%	$3,774,473	100.0%	$(92,483)	-2.5%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2013		6/30/2012		$ Change	% Change
Prime	$811,009	88.8%	$839,411	88.5%	$(28,402)	-3.4%
Subcontractor	101,922	11.2%	109,462	11.5%	(7,540)	-6.9%
Total	$912,931	100.0%	$948,873	100.0%	$(35,942)	-3.8%

	Twelve Months Ended
(dollars in thousands)	6/30/2013		6/30/2012		$ Change	% Change
Prime	$3,237,091	87.9%	$3,337,752	88.4%	$(100,661)	-3.0%
Subcontractor	444,899	12.1%	436,721	11.6%	8,178	1.9%
Total	$3,681,990	100.0%	$3,774,473	100.0%	$(92,483)	-2.5%

Selected Financial Data (Continued)

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2013	6/30/2012	$ Change	% Change
Contract Funding Orders	$721,580	$901,130	$(179,550)	-19.9%
	Twelve Months Ended
(dollars in thousands)	6/30/2013	6/30/2012	$ Change	% Change
Contract Funding Orders	$3,415,626	$3,910,057	$(494,431)	-12.6%

Direct Costs by Category (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2013		6/30/2012		$ Change	% Change
Direct labor	$262,648	41.9%	$251,898	38.6%	$10,750	4.3%
Other direct costs	364,547	58.1%	400,093	61.4%	(35,546)	-8.9%
Total direct costs	$627,195	100.0%	$651,991	100.0%	$(24,796)	-3.8%

	Twelve Months Ended
(dollars in thousands)	6/30/2013		6/30/2012		$ Change	% Change
Direct labor	$1,029,010	40.6%	$977,743	37.6%	$51,267	5.2%
Other direct costs	1,506,596	59.4%	1,621,147	62.4%	(114,551)	-7.1%
Total direct costs	$2,535,606	100.0%	$2,598,890	100.0%	$(63,284)	-2.4%

Reconciliation of Total Revenue Growth and Organic Revenue Growth
(Unaudited)

We are presenting organic revenue growth, on both an as reported and as adjusted basis, to reflect the effect of acquisitions on total revenue growth. Revenue generated from the date a business is acquired through the first anniversary of that date is considered acquired revenue growth. All remaining revenue growth is considered organic. We believe that this non-GAAP financial measure provides investors with useful information to evaluate the growth rate of our core business. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Revenue, as reported	$912,931	$948,873	-3.8%	$3,681,990	$3,774,473	-2.5%
Less:
Acquired revenue	31,381			124,345
Organic revenue	$881,550	$948,873	-7.1%	$3,557,645	$3,774,473	-5.7%

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Revenue, as adjusted	$912,931	$948,873	-3.8%	$3,681,990	$3,762,438	-2.1%
Less:
Acquired revenue	31,381			124,345
Organic revenue	$881,550	$948,873	-7.1%	$3,557,645	$3,762,438	-5.4%

Selected Financial Data (Continued)
Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Adjusted Net Income
(Unaudited)

The Company views EBITDA, EBITDA margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We believe Adjusted Net Income is a significant driver of long-term value and is used by investors to measure our performance. This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business. We are presenting FY12 EBITDA, EBITDA margin, Adjusted Net Income  and Diluted Adjusted Earnings Per Share on an adjusted basis, to remove the impact of three material items that positively impacted our FY12 results as we believe these adjusted measures provide a better comparison to our ongoing, recurring operations. Adjusted EBITDA is defined by us as GAAP net income plus net interest expense, income taxes, and depreciation and amortization, and less the three material items described earlier in this release. Adjusted EBITDA margin is adjusted EBITDA divided by adjusted revenue. Adjusted Net Income is defined by us as GAAP net income plus stock-based compensation expense, depreciation and amortization, and amortization of financing costs, and less the three material items described earlier in this release; net of related tax effects computed using an assumed marginal tax rate of 39.3 percent. Diluted Adjusted Earnings Per Share is Adjusted Net Income divided by diluted weighted-average shares, as reported. Adjusted EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Net income attributable to CACI, as reported	$37,938	$43,397	-12.6%	$151,689	$167,454	-9.4%
Plus:
Income taxes	23,173	27,233	-14.9%	92,347	107,537	-14.1%
Interest income and expense, net	7,001	6,383	9.7%	28,453	25,829	10.2%
Depreciation and amortization	13,744	14,068	-2.3%	54,078	55,962	-3.4%
Less:
Product sale adjustment	-	-		-	(10,093)
Fixed price contract adjustment	-	(200)		-	(11,700)
Earn-out adjustment	-	-		-	(592)
Adjusted EBITDA	$81,856	$90,881	-9.9%	$326,567	$334,397	-2.3%

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Revenue, as adjusted	$912,931	$948,873	-3.8%	$3,681,990	$3,762,438	-2.1%
Adjusted EBITDA	$81,856	$90,881	-9.9%	$326,567	$334,397	-2.3%
Adjusted EBITDA margin	9.0%	9.6%		8.9%	8.9%

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Net income attributable to CACI, as reported	$37,938	$43,397	-12.6%	$151,689	$167,454	-9.4%
Plus:
Stock-based compensation	2,438	4,404	-44.6%	8,832	15,499	-43.0%
Depreciation and amortization	13,744	14,068	-2.3%	54,078	55,962	-3.4%
Amortization of financing costs	530	494	7.3%	2,073	2,237	-7.3%
Non-cash interest expense	3,295	3,078	7.1%	12,868	12,024	7.0%
Less:
Product sale adjustment	-	-		-	(10,093)
Fixed price contract adjustment	-	(200)		-	(11,700)
Earn-out adjustment	-	-		-	(592)
Related tax effect	(7,857)	(8,578)	-8.4%	(30,572)	(24,872)	22.9%
Adjusted net income	$50,088	$56,663	-11.6%	$198,968	$205,919	-3.4%

	Quarter Ended			Twelve Months Ended
(shares in thousands)	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Diluted weighted average shares, as reported	24,318	27,247		23,885	28,111
Diluted earnings per share, as reported	$1.56	$1.59	-2.0%	$6.35	$5.96	6.6%
Diluted adjusted earnings per share	$2.06	$2.08	-1.0%	$8.33	$7.33	13.7%

Selected Financial Data (continued)

Reconciliation of Revenue, Operating Income, Net Income and Diluted Earnings Per Share
to Adjusted Amounts
(Unaudited)

As described earlier in this release, the Company is presenting adjusted Revenue, Operating Income, Net Income and Diluted Earnings per Share to present results excluding the impact of three material items recorded during the fiscal year ended June 30, 2012. During the fourth quarter of FY12, only the fixed price contract adjustment impacted the income statement as follows: $0.2 million reduction of direct costs. These items were recorded in the income statement for the twelve months ended June 30, 2012, as follows: product sale -- $12.0 million of revenue and $1.9 million of indirect costs and selling expenses; fixed price contract adjustment -- $11.7 million reduction of direct costs; and earn-out adjustment -- $0.6 million reduction in indirect costs and selling expenses. The Company believes that presenting the key measures of Revenue, Operating Income, Net Income, and Diluted Earnings per Share without the impact of these material items recorded in FY12 provides readers a better comparison to our ongoing, recurring operations. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Revenue, as reported	$912,931	$948,873	-3.8%	$3,681,990	$3,774,473	-2.5%
Less:
Product sale adjustment	-	-		-	(12,035)
Revenue, as adjusted	$912,931	$948,873	-3.8%	$3,681,990	$3,762,438	-2.1%

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Operating income, as reported	$67,902	$76,708	-11.5%	$270,841	$299,849	-9.7%
Less:
Product sale adjustment	-	-		-	(10,093)
Fixed price contract adjustment	-	(200)		-	(11,700)
Earn-out adjustment	-	-		-	(592)
Operating income, as adjusted	$67,902	$76,508	-11.2%	$270,841	$277,464	-2.4%

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Net income attributable to CACI, as reported	$37,938	$43,397	-12.6%	$151,689	$167,454	-9.4%
Less:
Product sale adjustment	-	-		-	(10,093)
Fixed price contract adjustment	-	(200)		-	(11,700)
Earn-out adjustment	-	-		-	(592)
Plus: Related tax effect*	-	79		-	8,797
Pro forma net income	$37,938	$43,276	-12.3%	$151,689	$153,865	-1.4%

	Quarter Ended			Twelve Months Ended
(shares in thousands)	6/30/2013	6/30/2012	% Change	6/30/2013	6/30/2012	% Change
Diluted weighted average shares, as reported	24,318	27,247		23,885	28,111
Diluted earnings per share, as reported	$1.56	$1.59	-2.0%	$6.35	$5.96	6.6%
Diluted earnings per share, as adjusted	$1.56	$1.59	-1.8%	$6.35	$5.47	16.0%

* Computed using an assumed marginal tax rate of 39.3 percent.

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President,
Corporate Communications
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President,
Investor Relations
866-606-3471
ddragics@caci.com